UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

PARATEK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36066	33-0960223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Park Plaza Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 807-6600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2016, the Board of Directors (the “Board”) of Paratek Pharmaceuticals, Inc. (the “Company”) elected Kristine Peterson to the Board as an independent director, effective March 2, 2016. Ms. Peterson will be a Class III director and will hold office until the 2018 annual meeting of shareholders and until her successor is elected and qualified. The Board has not appointed Ms. Peterson to any Board committee at this time.

Ms. Peterson will receive compensation from the Company for her service as a director in accordance with the Company’s non-employee director compensation policy, including an annual director fee of $45,000.  Pursuant to the Company’s non-employee director compensation policy and its 2015 Equity Incentive Plan and stock option award agreement, Ms. Peterson will receive an award of stock options to purchase 20,000 shares of the Company’s common stock on March 31, 2016; and is expected that she will receive equity awards in subsequent years pursuant to the non-employee director compensation policy, subject to her continued service as a director of the Board.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Ms. Peterson, which requires the Company to indemnify Ms. Peterson against certain liabilities that may arise in connection with her status or service as a director.  The indemnification agreement also provides for an advancement of expenses incurred by Ms. Peterson in connection with any proceeding relating to her status as a director.  The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 31, 2014 and which is incorporated herein by reference.

There is no arrangement or understanding between Ms. Peterson and any other person pursuant to which Ms. Peterson was selected as a director.  Other than as described above, there are no transactions involving Ms. Peterson requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

A press release announcing Ms. Peterson’s appointment to the Board is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: March 3, 2016	By:	/s/ William M. Haskel
William M. Haskel
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Paratek Pharmaceuticals, Inc. on March 3, 2016.